Exhibit 10.1

M/A-COM TECHNOLOGY SOLUTIONS HOLDINGS, INC.

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (this “Agreement”) is made and entered into as of                 , 2011, by and between M/A-COM Technology Solutions Holdings, Inc., a Delaware corporation (the “Company”, which term shall include, where appropriate, any Entity controlled directly or indirectly by the Company), and                  (“Indemnitee”). Capitalized terms used and not otherwise defined herein have the meanings set forth in Section 1.

WHEREAS, increased corporate litigation has subjected officers, the members of boards of directors, boards of managers and similar governing bodies to litigation risks and expenses, and the limitations on the availability of directors and officers liability insurance have made it increasingly difficult for companies to attract and retain the most qualified persons to serve as officers or members of boards of directors, boards of managers and similar governing bodies;

WHEREAS, it is essential to the Company that it be able to retain and attract the most capable persons available to serve as officers of the Company or as directors on the Company’s board of directors (the “Board”);

WHEREAS, the Company desires to provide Indemnitee with specific contractual assurance of Indemnitee’s rights to full indemnification against litigation risks and expenses (regardless, among other things, of any amendment to the Company’s certificate of incorporation (as amended, restated, supplemented or otherwise modified, the “Certificate of Incorporation”), revocation of any provision of the Company’s bylaws (as amended, restated, supplemented or otherwise modified, the “Bylaws”) or any change in the ownership of the Company or the composition of the Board); and

WHEREAS, Indemnitee is relying upon the rights afforded under this Agreement in accepting Indemnitee’s position as an officer or director of the Company, as applicable.

NOW, THEREFORE, in consideration of the promises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

Section 1. Definitions. For purposes of this Agreement, the following capitalized terms have the meanings set forth below:

“Corporate Status” describes the status of a person who is serving or has served (i) as a director, officer, employee, agent or fiduciary of the Company, including as a member of any committee of the Board, (ii) in any capacity with respect to any employee benefit plan of the Company, or (iii) as a manager, director, partner, trustee, officer, employee, or agent of any other Entity at the request of the Company. For purposes of clause (iii) of this definition, an officer or director of the Company who is serving or has served as a manager, director, partner, trustee, officer, employee or agent of a Subsidiary of the Company shall be deemed to be serving at the request of the Company.

“Entity” means any corporation, partnership, limited liability company, joint venture, trust, foundation, association, organization or other legal entity.

“Expenses” means all fees, costs and expenses incurred in connection with any Proceeding, including reasonable attorneys’ fees, disbursements and retainers (including any such fees, disbursements and retainers incurred by Indemnitee pursuant to Section 9 and Section 10C), fees and disbursements of expert witnesses, private investigators and professional advisors (including, without limitation, accountants and investment bankers), court costs, transcript costs, fees of experts, travel expenses, duplicating, printing and binding costs, telephone and fax transmission charges, postage, delivery services, secretarial services and other reasonable disbursements and expenses.

“Indemnifiable Amounts” has the meaning set forth in Section 3A.

“Indemnifiable Expenses” has the meaning set forth in Section 3A.

“Indemnifiable Liabilities” has the meaning set forth in Section 3A.

“Liabilities” means judgments, damages, liabilities, losses, penalties, excise taxes, fines and amounts paid in settlement.

“Proceeding” means any threatened, pending or completed claim, action, suit, arbitration, alternate dispute resolution process, investigation, administrative hearing, appeal, or any other proceeding, whether civil, criminal, administrative, arbitrative or investigative, whether formal or informal, including a proceeding initiated by Indemnitee pursuant to Section 10 to enforce Indemnitee’s rights hereunder.

“Subsidiary” means any corporation, partnership, limited liability company, joint venture, trust or other Entity of which the Company owns (either directly or through or together with another Subsidiary of the Company) either (i) a general partner, managing member or other similar interest or (ii) (A) fifty percent (50%) or more of the voting power of the voting capital equity interests of such corporation, partnership, limited liability company, joint venture or other Entity, or (B) fifty percent (50%) or more of the outstanding voting capital stock or other voting equity interests of such corporation, partnership, limited liability company, joint venture or other Entity.

Section 2. Services of Indemnitee. In consideration of the Company’s covenants and commitments hereunder, Indemnitee agrees to serve or continue to serve as an officer or director of the Company, as applicable. However, this Agreement shall not impose any obligation on Indemnitee or the Company to continue Indemnitee’s service to the Company beyond any period otherwise required by law or by other agreements or commitments of the parties hereto, if any.

Section 3. Agreement to Indemnify. The Company agrees to indemnify Indemnitee to the fullest extent permitted under applicable law. In furtherance of the foregoing and without limiting the generality thereof:

3A. Subject to the exceptions contained in Section 4A, if Indemnitee was or is a party to or participant in or is threatened to be made a party to or participant in any Proceeding (other than an action by or in the right of the Company) by reason of Indemnitee’s Corporate Status, Indemnitee shall be indemnified by the Company against all Expenses and Liabilities incurred or paid by Indemnitee in connection with such Proceeding (referred to herein as “Indemnifiable Expenses” and “Indemnifiable Liabilities,” respectively, and collectively as “Indemnifiable Amounts”).

3B. Subject to the exceptions contained in Section 4B, if Indemnitee was or is a party to or participant in or is threatened to be made a party to or participant in any Proceeding by or in the right of the Company by reason of Indemnitee’s Corporate Status, Indemnitee shall be indemnified by the Company against all Indemnifiable Expenses.

3C. In addition to, and without regard to any limitations on, the indemnification otherwise provided under this Section 3, Indemnitee shall be indemnified by the Company against all Liabilities and

Expenses incurred or paid by Indemnitee in connection with any Proceeding (including any Proceeding by or in the right of the Company) to or in which Indemnitee was or is a party or participant or is threatened to be made a party or participant by reason of Indemnitee’s Corporate Status.

3D. To the extent that Indemnitee was or is by reason of Indemnitee’s Corporate Status a witness to, or is required or requested to respond to discovery requests in, any Proceeding to or in which Indemnitee is not a party or otherwise a participant, Indemnitee shall be indemnified by the Company against all Indemnifiable Expenses.

Section 4. Exceptions to Indemnification. Indemnitee shall be entitled to indemnification under Section 3A, Section 3B and Section 3C in all circumstances other than the following:

4A. If indemnification is requested under Section 3A and it has been adjudicated finally by a court of competent jurisdiction that, in connection with the subject of the Proceeding out of which the claim for indemnification has arisen, Indemnitee failed to act (i) in good faith and (ii) in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal Proceeding, Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful, Indemnitee shall not be entitled to payment of Indemnifiable Amounts hereunder.

4B. If indemnification is requested under Section 3B and:

(i) it has been adjudicated finally by a court of competent jurisdiction that, in connection with the subject of the Proceeding out of which the claim for indemnification has arisen, Indemnitee failed to act (A) in good faith and (B) in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, Indemnitee shall not be entitled to payment of Indemnifiable Expenses hereunder; or

(ii) it has been adjudicated finally by a court of competent jurisdiction that Indemnitee is liable to the Company with respect to any claim, issue or matter involved in the Proceeding out of which the claim for indemnification has arisen, including, without limitation, a claim that Indemnitee received an improper personal benefit, no Indemnifiable Expenses shall be paid with respect to such claim, issue or matter unless the court of law or another court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such Indemnifiable Expenses that such court shall deem proper.

4C. If indemnification is requested under Section 3C and it has been adjudicated finally by a court of competent jurisdiction that such indemnification is unlawful.

It is the intent of the parties hereto that this Agreement secure for Indemnitee rights of indemnification that are as favorable as permitted under applicable law. Accordingly, Indemnitee shall be presumed entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 5, and it shall be presumed that Indemnitee has at all times acted in good faith and in a manner Indemnitee reasonably believed to be in the best interests of the Company. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion, by clear and convincing evidence. Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Company or any of its Subsidiaries, including financial statements, or on information supplied to Indemnitee by the officers of the Company or any of its Subsidiaries in the course of their duties, or on the advice of legal counsel for the Company or any of its Subsidiaries, or on information or records given or reports made to the Company or any of its Subsidiaries by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company or any of its Subsidiaries. In addition, the knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Company or any of its Subsidiaries shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

Section 5. Procedure for Payment of Indemnifiable Amounts. Indemnitee shall submit to the Company a written request specifying the Indemnifiable Amounts for which Indemnitee seeks payment under Section 3 and the basis for the claim. Subject to Section 8, the Company shall pay such Indemnifiable Amounts to Indemnitee within ten (10) calendar days following receipt of the request.

Section 6. Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, and without limiting any such provision, to the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status, a party to or participant in and is successful, on the merits or otherwise, in any Proceeding, Indemnitee shall be indemnified against all Expenses reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, then the Company shall indemnify Indemnitee against all Expenses reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Agreement, the termination of any claim, issue or matter in such a Proceeding (generally or against Indemnitee) by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

Section 7. Effect of Certain Resolutions. Neither the settlement nor termination of any Proceeding nor the failure of the Company to award indemnification or to determine that indemnification is payable shall create an adverse presumption that Indemnitee is not entitled to indemnification hereunder. In addition, the termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal action or proceeding, had reasonable cause to believe that Indemnitee’s action was unlawful.

Section 8. Agreement to Advance Expenses; Conditions. The Company shall pay to Indemnitee all Indemnifiable Expenses incurred by Indemnitee in connection with any Proceeding, including a Proceeding by or in the right of the Company, in advance of the final disposition of such Proceeding, as the same are incurred; provided that Indemnitee hereby undertakes to repay the amount of Indemnifiable Expenses paid to Indemnitee if it is finally determined by a court of competent jurisdiction that Indemnitee is not entitled under this Agreement to indemnification with respect to such Expenses. This undertaking is an unlimited and unsecured general obligation of Indemnitee and no interest shall be charged thereon.

Section 9. Procedure for Advance Payment of Expenses. Indemnitee shall submit to the Company a written request specifying the Indemnifiable Expenses for which Indemnitee seeks an advancement under Section 8, together with documentation evidencing that Indemnitee has incurred such Indemnifiable Expenses. Subject to Section 8, payment of Indemnifiable Expenses under Section 8 shall be made no later than ten (10) calendar days after the Company’s receipt of such request.

Section 10. Remedies of Indemnitee.

10A. Right to Petition Court. In the event that Indemnitee makes a request for payment of Indemnifiable Amounts under Section 3 and Section 5 or a request for an advancement of Indemnifiable

Expenses under Section 8 and Section 9 and the Company fails to make such payment or advancement in a timely manner pursuant to the terms of this Agreement, Indemnitee may petition a court of law to enforce the Company’s obligations under this Agreement.

10B. Burden of Proof. In any judicial proceeding brought under Section 10A, the Company shall have the burden of proving that Indemnitee is not entitled to payment of Indemnifiable Amounts hereunder.

10C. Expenses. The Company agrees to reimburse Indemnitee in full for any Expenses incurred by Indemnitee in connection with investigating, preparing for, litigating, defending or settling any action brought by Indemnitee under Section 10A, or in connection with any claim or counterclaim brought by the Company in connection therewith.

10D. Validity of Agreement. The Company shall be precluded from asserting in any Proceeding, including, without limitation, an action under Section 10A, that the provisions of this Agreement are not valid, binding and enforceable or that there is insufficient consideration for this Agreement and shall stipulate in court that the Company is bound by all the provisions of this Agreement.

10E. Failure to Act Not a Defense. The failure of the Company (including the Board or any committee thereof, its independent legal counsel or its stockholders) to make a determination concerning the permissibility of the payment of Indemnifiable Amounts or the advancement of Indemnifiable Expenses under this Agreement shall not be a defense in any action brought under Section 10A, and shall not create a presumption that such payment or advancement is not permissible.

Section 11. Representations and Warranties of the Company. The Company hereby represents and warrants to Indemnitee as follows:

11A. Authority. The Company has all necessary power and authority to enter into, and be bound by the terms of, this Agreement, and the execution, delivery and performance of the undertakings contemplated by this Agreement have been duly authorized by the Company.

11B. Enforceability. This Agreement, when executed and delivered by the Company in accordance with the provisions hereof, shall be a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors’ rights generally.

Section 12. Contribution in the Event of Joint Liability. If for any reason other than the statutory limitations of applicable law or as provided in Section 4 the indemnification provided for in Section 3 is held by a court of competent jurisdiction to be unavailable to Indemnitee in respect of any Liabilities or Expenses in which the Company is jointly liable with Indemnitee (or would be jointly liable if joined), then the Company, in lieu of indemnifying Indemnitee thereunder, shall contribute to the amount actually and reasonably incurred and paid or payable by Indemnitee as a result of such Liabilities or Expenses in such proportion as is appropriate to reflect (a) the relative benefits received by the Company and Indemnitee, and (b) the relative fault of the Company and Indemnitee in connection with the action or inaction that resulted in such Liabilities or Expenses, as well as any other relevant equitable considerations. The relative fault of the Company and Indemnitee shall be determined by reference to, among other things, (i) whether an untrue or alleged untrue statement of a material fact or an omission or alleged omission to state a material fact relates to information supplied by the Company or Indemnitee, (ii) the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such Liabilities or Expenses, (iii) the degree to which the parties’ actions were motivated by intent to gain personal profit or advantage, (iv) the degree to which the parties’ liability is primary or secondary, and (v) the degree to which the parties’ conduct is active or passive. The Company and Indemnitee agree that it would not be just and equitable if contribution pursuant to this Section 12 were determined by pro rata or per capita allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 12. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act of 1933, as amended) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.

Section 13. Insurance. The Company shall use commercially reasonable efforts to maintain requisite directors and officers indemnity insurance coverage in effect at all times (subject to appropriate cost considerations) and the Certificate of Incorporation and Bylaws shall at all times provide for indemnification and exculpation of officers and directors to the fullest extent permitted under applicable law. In all policies of director and officer liability insurance, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s officers and directors. The Company shall hereafter take all necessary or desirable actions to cause such insurers to pay, on behalf of Indemnitee, all Indemnifiable Amounts in accordance with the terms of such policies; provided that nothing in this Section 13 shall affect the Company’s obligations under this Agreement or the Company’s obligations to comply with the provisions of this Agreement in a timely manner as provided.

Section 14. Miscellaneous.

14A. Fees and Expenses. During the term of Indemnitee’s service as an officer or director, as applicable, the Company shall promptly reimburse Indemnitee for all reasonable fees and expenses incurred by Indemnitee in connection with his or her service as an officer, director, on any committee of the Board or otherwise in connection with the Company’s business.

14B. Contract Rights Not Exclusive. The rights to payment of Indemnifiable Amounts and advancement of Indemnifiable Expenses provided by this Agreement shall be in addition to, but not exclusive of, any other rights which Indemnitee may have at any time under applicable law, the Certificate of Incorporation or Bylaws, any other agreement, vote of stockholders or directors (or a committee of the Board), or otherwise, both as to action in Indemnitee’s official capacity and as to action in any other capacity as a result of Indemnitee’s serving as an officer or director.

14C. Exception to Right of Indemnification. Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement to make any indemnity payment in connection with any claim made against Indemnitee:

(i) for which payment has actually been made to or on behalf of Indemnitee under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision; or

(ii) for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of state statutory law or common law; or

(iii) in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Company or its directors, officers, employees or other indemnitees, unless (i) the Board authorized the Proceeding (or any part of any Proceeding) prior to its initiation, (ii) and only to the extent that such

Proceeding or part of a Proceeding is brought by Indemnitee to interpret or enforce this Agreement or any related indemnification obligations in a Company policy of insurance, the Bylaws or the Certificate of Incorporation (unless a court having jurisdiction over such action determines that each of the material assertions or defenses asserted by Indemnitee in such action was made in bad faith or was frivolous), or (iii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law.

14D. Successors. This Agreement shall be (a) binding upon all successors and assigns of the Company (including any transferee of all or a substantial portion of the business, capital stock and/or assets of the Company and any direct or indirect successor by merger or consolidation or otherwise by operation of law) and (b) binding on and shall inure to the benefit of the heirs, personal representatives, executors and administrators of Indemnitee. This Agreement shall continue for the benefit of Indemnitee and such heirs, personal representatives, executors and administrators of Indemnitee after Indemnitee has ceased to have Corporate Status.

14E. Subrogation. In the event of any payment of Indemnifiable Amounts under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of contribution or recovery of Indemnitee against other persons, and Indemnitee shall take, at the request and expense of the Company, all reasonable action necessary to secure such subrogation rights, including the execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

14F. Change in Law. To the extent that a change in applicable law (whether by statute or judicial decision) shall permit broader indemnification or advancement of expenses than is provided under the terms of the Certificate of Incorporation and/or Bylaws and this Agreement, Indemnitee shall be entitled to such broader indemnification and advancements, and this Agreement shall be deemed to be automatically amended to such extent.

14G. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement, or any clause thereof, shall be determined by a court of competent jurisdiction to be illegal, invalid or unenforceable, in whole or in part, such provision or clause shall be limited or modified in its application in such jurisdiction to the minimum extent necessary to make such provision or clause valid, legal and enforceable, and the remaining provisions and clauses of this Agreement (and this entire Agreement in any other jurisdiction) shall remain fully enforceable and binding on the parties.

14H. Indemnitee as Plaintiff. Except as provided in Section 10C of this Agreement and in the next sentence, Indemnitee shall not be entitled to payment of Indemnifiable Amounts or advancement of Indemnifiable Expenses with respect to any Proceeding brought by Indemnitee against the Company, any Entity which it controls, any director or officer thereof, or any third party, unless such Company has consented to the initiation of such Proceeding. This Section 14H shall not apply to counterclaims or affirmative defenses asserted by Indemnitee in any Proceeding brought against Indemnitee.

14I. Modifications and Waiver. Except as provided in Section 14F above with respect to changes in applicable law which broaden the right of Indemnitee to be indemnified by the Company, no supplement, modification or amendment of this Agreement shall be binding unless executed in writing by each of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement (whether or not similar), nor shall such waiver constitute a continuing waiver.

14J. Notices. All notices, requests, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given only (i) when delivered personally to the recipient, (ii) one (1) business day after being sent to the recipient by reputable overnight courier service (charges prepaid) provided that confirmation of delivery is received, (iii) upon machine-generated acknowledgment of receipt after transmittal by facsimile (provided that a confirmation copy is sent via reputable overnight courier service for delivery within two (2) business days thereafter), or (iv) five (5) after being mailed to the recipient by certified or registered mail (return receipt requested and postage prepaid). Such notices, demands and other communications shall be sent to the Company and the Indemnitee and their respective addresses indicated below or to such other address or to the attention of such other person or Entity as the recipient party has specified by prior written notice to the sending party.

If to Indemnitee:

[Name]

[Address]

[City, State, ZIP]

If to the Company:

M/A-COM Technology Solutions Holdings, Inc.

100 Chelmsford Street

Lowell, MA 01851

Attention:         Chief Executive Officer

Telephone:       (978) 656-2500

Facsimile:        (978) 656-2678

or to such other address as may have been furnished in the same manner by any party to the others.

14K. Governing Law. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

14L. Counterparts. This Agreement and any amendments hereto or thereto, to the extent signed and delivered in counterparts (any one of which need not contain the signatures of more than one party, but all such counterparts together shall constitute one and the same Agreement ) by means of a facsimile machine or electronic transmission in portable document format (pdf), shall be treated in all manner and respects as an original thereof and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person. At the request of either party hereto, the other party hereto or thereto shall re-execute original forms thereof and deliver them to such party. No party hereto shall raise the use of a facsimile machine or electronic transmission in pdf to deliver a signature or the fact that any signature or document was transmitted or communicated through the use of facsimile machine as a defense to the formation of a contract, and each such party forever waives any such defense.

14M. Descriptive Headings; Interpretation. The headings and captions used in this Agreement and the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The use of the word “including” herein shall mean “including without limitation.” Any reference to the masculine, feminine or neuter gender shall be deemed to include any gender or all three as appropriate.

14N. Entire Agreement. This Agreement, including any exhibits or attachments hereto, constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and supersedes any prior understandings, agreements and representations by or between the parties hereto (whether written or oral) which may have related to the subject matter hereof or thereof in any way (but, for the avoidance of doubt, excluding the Certificate of Incorporation and Bylaws). No party shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein or therein.

*    *    *    *    *

IN WITNESS WHEREOF, the parties hereto have executed or caused to be executed on their behalf this Indemnification Agreement as of the date first above written.

COMPANY:

M/A-COM TECHNOLOGY SOLUTIONS HOLDINGS, INC.

By:

Name:

Title:

INDEMNITEE:

Name: